EXHIBIT 23.1





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in the Registration Statement on Form S-8 (333-113305) of Nighthawk Systems, Inc. of our report dated March 11, 2005, except for Notes 8 and 9, as to which the date is April 12, 2005, relating to the consolidated financial statements, which contains an explanatory paragraph that describes substantial doubt about the Company's ability to continue as a going concern, which appears on page F-1 of this annual report on Form 10-KSB for the year ended December 31, 2004.





GHP  HORWATH,  P.C.

Denver,  Colorado
April  15,  2005